Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares Held in the Form of American Depositary Shares of

Fly Leasing Limited

Pursuant to its Offer to Purchase for Cash Dated November 17, 2015
Up to $75,000,000 in Aggregate Purchase Price of its Common Shares Held in the Form of American Depositary Shares
At a Purchase Price Not Less Than $12.70 and Not Greater Than $14.25 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

If you want to tender all or a portion of your common shares of Fly Leasing Limited, par value $0.001 per share, held in the form of American Depositary Shares (“Shares”), this form must be used to accept the Offer (as defined below), if American Depositary Receipts (“ADRs”) evidencing your ownership of Shares are not immediately available or you cannot comply with the procedure for book-entry transfer through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) system by the Expiration Time or time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Tendering Agent prior to the Expiration Time, as set forth in Section 3, “Procedures for Tendering Shares”, of the Offer to Purchase (as defined below).

This form, signed and properly completed, may be delivered by facsimile to American Stock Transfer & Trust Company, LLC, the Tendering Agent for the Offer (the “Tendering Agent”). See Section 3, “Procedures for Tendering Shares”, of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Tendering Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

Guarantees By Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001
Confirm Guarantee Facsimile Transmission:
(877) 248-6417

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Tendering Agent at the above address prior to the Expiration Time. Deliveries to the Company (as defined below), Wells Fargo Securities, LLC, the dealer manager for the Offer, D.F. King & Co., Inc., the information agent for the Offer, The Depository Trust Company or any other person will not be forwarded to the Tendering Agent and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Fly Leasing Limited, a Bermuda exempted company (the “Company”), at the price(s) per Share indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.03 per Share accepted for purchase in the offer that will be paid to Deutsche Bank Trust Company Americas, the Company’s depositary, and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 17, 2015 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Shares”, of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                                                  SHARES

CHECK ONLY ONE BOX BELOW.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT
TO THE OFFER
(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by the Company pursuant to the Offer. Note that this election is deemed to tender Shares at the minimum Purchase Price under the Offer of $12.70 per Share for purposes of determining the Purchase Price in the Offer and could result in the Purchase Price to be lower and could result in the tendered Shares being purchased at the minimum price of $12.70 per Share.

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $12.70	☐ $12.75	☐ $12.80	☐ $12.85	☐ $12.90	☐ $12.95
☐ $13.00	☐ $13.05	☐ $13.10	☐ $13.15	☐ $13.20	☐ $13.25
☐ $13.30	☐ $13.35	☐ $13.40	☐ $13.45	☐ $13.50	☐ $13.55
☐ $13.60	☐ $13.65	☐ $13.70	☐ $13.75	☐ $13.80	☐ $13.85
☐ $13.90	☐ $13.95	☐ $14.00	☐ $14.05	☐ $14.10	☐ $14.15
☐ $14.20	☐ $14.25

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

As described in Section 1, “Number of Shares; Purchase Price; Proration”, of the Offer to Purchase, under certain conditions, shareholders holding a total of fewer than 100 Shares may have their shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

SIGN HERE

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es)

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s)

Dated:

Name of Tendering Institution:

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Tendering Agent confirmation of book-entry transfer of such Shares into the Tendering Agent’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Tendering Agent of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Tendering Agent and must deliver the Letter of Transmittal to the Tendering Agent within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature
(Please Type or Print)
Name:

Title

Address

Zip Code:

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND ADRs FOR SHARES WITH THIS NOTICE. ADRs SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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